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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-77022 of The Boyds Collection, Ltd. on Form S-8 of our report dated February 15, 2002, appearing in this Annual Report on Form 10-K of The Boyds Collection, Ltd. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP

Baltimore, Maryland
March 28, 2002